Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (the "Report:").

Ann Murtlow, President and Chief Executive Officer and Hamsa Shadaksharappa, Senior Vice President-Financial Services, Chief Financial Officer and Secretary of IPALCO Enterprises, Inc. (the Corporation), each certifies that, to the best of his or her knowledge:

  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Ann Murtlow	/s/ Hamsa Shadaksharappa
Ann Murtlow	Hamsa Shadaksharappa
President and Chief Executive Officer	Senior Vice President-Financial Services, Chief Financial Officer and Secretary
May 14, 2003	May 14, 2003
A signed original of this written statement required by Section 906 has been provided to IPALCO and will be retained by IPALCO and furnished to the Securities and Exchange Commission or its staff upon request.